Exhibit 24

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Moody's Corporation (the "Company") in their respective capacities set forth below constitutes and appoints John J. Goggins and Linda S. Huber, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, (the "Act") and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of the common stock of the Company to be issued by the Company pursuant to the Amended and Restated 2001 Moody's Corporation Key Employees' Stock Incentive Plan to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to any Registration Statement on Form S-8 or any Form relating to the registration of such common stock to be filed with the Securities and Exchange Commission with respect to said common stock, to sign any and all amendments (including post-effective amendments) and supplements to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


      Signature                                             Title                                    Date
      ---------                                             -----                                    ----

/s/ Raymond W. McDaniel, Jr.                 Chairman of the Board of Directors,                 July 12, 2005
-------------------------------------        Chief Executive Officer and
    Raymond W. McDaniel, Jr.                 Director (principal executive officer)


/s/ Joseph McCabe                            Vice President and Corporate Controller             July 12, 2005
-------------------------------------        (principal accounting officer)
    Joseph McCabe


/s/ Basil L. Anderson                        Director                                            July 12, 2005
-------------------------------------
    Basil L. Anderson


/s/ Robert R. Glauber                        Director                                            July 12, 2005
-------------------------------------
    Robert R. Glauber


/s/ Ewald Kist                               Director                                            July 12, 2005
-------------------------------------
    Ewald Kist


/s/ Connie Mack                              Director                                            July 12, 2005
-------------------------------------
    Connie Mack


/s/ Henry A. McKinnell, Jr.                  Director                                            July 12, 2005
-------------------------------------
    Henry A. McKinnell, Jr. Ph.D.


/s/ Nancy S. Newcomb                         Director                                            July 12, 2005
-------------------------------------
    Nancy S. Newcomb


/s/ John K. Wulff                            Director                                            July 12, 2005
-------------------------------------
    John K. Wulff
